Q1 2012 Earnings Call Supplemental Deck March 22, 2012 1

Copyright © 2012 IHS Inc. 2011 Revenue and Profit Distribution 2 *Adjusted for 2012 $8 million pension expense ratably recognized Q1 2011 Q2 2011 Q3 2011 Q4 2011 FY 2011 REVENUE: 22% 24% 26% 28% 100% ADJUSTED EBITDA: As Reported 22% 24% 26% 28% 100% Adjusted* 21% 24% 25% 30% 100%

Copyright © 2012 IHS Inc. Revenue Growth: All-In and Organic 3 18% 14% 15% 11% 2% 13% 14% 15% 24% 24% 27% 27% 6% 3% 2% 2% 1% 4% 7% 5% 10% 8% 7% 9% 0% 5% 10% 15% 20% 25% 30% 35% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 All-In and Organic Revenue Growth(a) Total Revenue Growth Organic Revenue Growth (a) Organic growth rates exclude revenue from BPVC, a product that is released every 3 years. Including BPVC, Q3 10 was 10% and Q4 10 was 6%, (b) Growth rates are recast for discontinued operations. Q1, Q2, and Q3 11 organic growth was originally reported as 9%, 7%, and 6%, respectively 2009 2010 2011(b)

Copyright © 2012 IHS Inc. Subscription Organic Revenue Growth 4 12% 10% 9% 5% 4% 6% 7% 7% 8% 8% 8% 9% 0% 2% 4% 6% 8% 10% 12% 14% 16% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Subscription Organic Revenue Growth 2009 2010 (a) Recast for discontinued operations. Subscription Revenue as % of Total Revenue (a): = 78% = 79% = 77% 2011

Copyright © 2012 IHS Inc. Non-Subscription Organic Revenue Growth 5 -10% -16% -18% -7% -9% -3% 8% 0% 18% 8% 4% 10% -20% -15% -10% -5% 0% 5% 10% 15% 20% 25% 30% Q1 09 Q2 09 Q3 09 Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Non-Subscription Organic Revenue Growth(a) 2009 2010 FY Growth = (13%) (a) Growth rates exclude revenue from BPVC, a product that is released every third year. (b) 2011 recast for discontinued operations. Q1 and Q2 originally reported as 10% and 3%. FY Growth = (2%) FY Growth = +10% 2011(b)